Exhibit 5.1

Harney Westwood & Riegels 14th Floor, Alexandra House 18 Chater Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

2 September 2026

raymond.ng@harneys.com

+852 5806 7883

069358-0001-RLN

TJGC GROUP LIMITED

Vistra Corporate Services Centre

Wickhams Cay II, Road Town

Tortola, VG1110

British Virgin Islands

Dear Sir or Madam

TJGC GROUP LIMITED (the Company)

We are lawyers qualified to practise in the British Virgin Islands and have acted as British Virgin Islands advisers to the Company in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto, to be filed on or around the date of this opinion with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Security Act) (the Registration Statement), relating to the offerings and sales by the Company of up to an aggregate of US$100,000,000 class A ordinary shares of no par value each (the Class A Ordinary Shares), debt securities, warrants, rights and units, or any combination thereof (collectively the Securities), together or separately as described in the Registration Statement.

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

As part of the corporate actions taken and to be taken in connection with the issuance and sale of the Securities (the corporate proceedings), the Company has informed us that before the Securities are issued and sold under the Registration Statement, the board of directors of the Company (the Board) will authorise the issuance and approve the terms of any Securities to be issued and sold from time to time under the Registration Statement, and, in each case in a form acceptable to us and Cayman Islands law, and such applicable corporate proceedings (hereinafter referred to as the Board Authorisations) shall be in full force and effect at the time of any such issuance and sale.

The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: M Chu | Y Fan | SG Gray | IC Groark | SO Karolczuk | PM Kay | MW Kwok
WPT Lee | IN Mann | BP McCosker | R Ng | PJ Sephton

616588865.2

Anguilla | Bermuda | British Virgin Islands Cayman Islands | Cyprus | Dubai | Hong Kong | Jersey London | Luxembourg | Shanghai | Singapore harneys.com

The Company has informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments and/or supplement thereto), the prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any Securities under the Registration Statement, the Company will afford us an opportunity to review the applicable Board Authorisations and, if necessary, amendments to the M&A (as defined in Schedule 1) and operative documents pursuant to which such Securities are to be sold and will file any applicable amendment and/or supplement to the Registration Statement (which may include as an exhibit thereto an amended opinion) or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Securities.

In each case, except as otherwise set forth in any applicable amendment and/or supplement to the Registration Statement or prospectus supplement: (i) any Class A Ordinary Shares will be issued by the Company under and in accordance with the M&A, as amended from time to time; (ii) any debt securities will be issued pursuant to one or more indentures (each, an Indenture) entered into between the Company and one or more trustees in a form filed as an exhibit to a prospectus supplement to the Registration Statement or incorporated by reference therein, and one or more resolutions of the Board; (iii) any warrants will be issued pursuant to one or more warrant agreements (each, a Warrant Agreement) entered into between the Company and one or more warrant agents in a form filed as an exhibit to a prospectus supplement to the Registration Statement or incorporated by reference therein, and one or more resolutions of the Board; (iv) any rights will be issued pursuant to one or more rights agent agreements (each, a Rights Agreement) entered into between the Company and one or more rights agents in a form filed as an exhibit to a prospectus supplement to the Registration Statement or incorporated by reference therein, and one or more resolutions of the Board; and (v) any units will be issued pursuant to one or more unit agreements (each, a Unit Agreement) to be entered into by the Company and one or more unit agents in a form filed as an exhibit to a prospectus supplement to the Registration Statement or incorporated by reference therein, and one or more resolutions of the Board.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which we regard as necessary in order to issue this opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion. In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not verified.

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the British Virgin Islands:

1	Existence and Good Standing. The Company is a BVI business company duly incorporated with limited liability, and is validly existing and in good standing under the laws of the British Virgin Islands. The Company is a separate legal entity and is subject to suit in its own name.

2	Maximum Number of Authorized Shares. The Company is authorized to issue an unlimited number of shares with no par value each divided into seven classes of shares, comprising: (i) Class A Ordinary Shares; (ii) class B ordinary shares of no par value; (iii) class A preferred shares of no par value; (iv) class B preferred shares of no par value; (v) class C preferred shares of no par value; (vi) class D preferred shares of no par value; and (vii) class E preferred shares of no par value.

3	Valid Issuance of Class A Ordinary Shares. The allotment and issuance of the Class A Ordinary Shares as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Registration Statement, and when the names of the shareholders are entered in the register of members of the Company, the Class A Ordinary Shares will be validly allotted, issued, fully paid and non-assessable.

4	Valid Issuance of Debt Securities, Warrants, Rights and Units.

(a)	With respect to each issue of debt securities, when (i) the Company’s Board has taken all necessary corporate action to approve the creation and terms of the debt securities and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) an Indenture relating to the debt securities and the debt securities shall have been authorised and duly executed and unconditionally delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws; and (iii) when such debt securities issued thereunder have been duly executed and delivered on behalf of the Company and authenticated in the manner set forth in the Indenture relating to such issue of debt securities and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement and any relevant prospectus supplement, such debt securities issued pursuant to the Indenture will have been duly executed, issued and delivered.

(b)	With respect to each issue of warrants, when (i) the applicable warrants have been duly authorised by the Company; (ii) the final terms of the warrants have been duly established and approved by the appropriate Board Authorisations; and (iii) the applicable warrants have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable Board Authorisations or other corporate proceedings, such warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(c)	With respect to each issue of rights, when (i) the applicable rights have been duly authorised by the Company; (ii) the final terms of the rights have been duly established and approved by the appropriate Board Authorisations; and (iii) the applicable rights have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Rights Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable Board Authorisations or other corporate proceedings, such rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(d)	With respect to each issue of the units, when (i) the applicable units have been duly authorised by the Company; (ii) the final terms of the units have been duly established and approved; and (iii) the applicable units have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Unit Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable Board Authorisations or other corporate proceedings, such units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5	British Virgin Islands Law. The statements under the headings “Description of Shares”, “Description of Debt Securities”, “Description of Warrants”, “Description of Rights”, “Description of Units”, “Legal Matters” and “Enforceability of Civil Liabilities” in the Registration Statement, to the extent that they constitute statements of British Virgin Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the British Virgin Islands as they are in force and applied by the British Virgin Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Registration Statement. We express no opinion with respect to the commercial terms of the transactions the subject of this opinion.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Legal Matters” and “Enforceability of Civil Liabilities” and elsewhere in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the British Virgin Islands.

Yours faithfully

/s/ Harney Westwood & Riegels
Harney Westwood & Riegels

Schedule 1

List of Documents and Records Examined

1	A copy of the Certificate of Incorporation, Certificate of Change of Name and memorandum and articles of association of the Company (the M&A) obtained from the British Virgin Islands Registry of Corporate Affairs (the Registry) on 20 August 2026, which our searches dated 26 August 2026 indicated were not subsequently amended;

2	The records and information certified by Vistra (BVI) Limited, the registered agent of the Company, on 24 August 2026 of the statutory documents and records maintained by the Company at its registered office (the Registered Agent’s Certificate);

3	The public records of the Company on file and available for inspection at the Registry, Road Town, Tortola, British Virgin Islands on 26 August 2026;

4	A certificate of good standing issued by the Registrar of Corporate Affairs with respect to the Company dated 21 August 2026;

5	A copy of the register of directors of the Company provided to us on 19 August 2026;

6	The records of proceedings on file with, and available for inspection on 26 August 2026 at the High Court of Justice, British Virgin Islands;

7	A copy of the unanimous written resolutions of the directors of the Company dated 27 August 2026 (the Resolutions);

8	A certificate from directors of the Company dated 27 August 2026, a copy of which is attached hereto (the Director’s Certificate); and

9	A copy of the Registration Statement filed with the Commission on or about the date of this opinion.

(1 to 8 above are the Corporate Documents, and 1 to 9 above are the Documents).

Schedule 2

Assumptions

1	Directors. The board of directors of the Company considers the transactions contemplated by the Registration Statement to be in the best interests of the Company and no director has a financial interest in or other relationship to a party or the transactions contemplated by the Registration Statement which has not been properly disclosed in the Resolutions.

2	Authenticity of Documents. All original Documents are authentic, all signatures, initials and seals are genuine, all copies of Documents are true and correct copies.

3	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete. The information recorded in the Registered Agent’s Certificate was accurate as at the date of the passing of the Resolutions.

4	Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

5	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the property or assets of the Company.

6	Resolutions. The written Resolutions have been duly executed (and where executed by a corporate entity, such execution has been duly authorised if so required) by or on behalf of each director or shareholder (as the case may be), and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

7	Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

8	Solvency. The Company was on the date of execution of the Transaction Documents able to pay its debts as they fall due, and entering into the Transaction Documents will not cause the Company to become unable to pay its debts as they fall due.

9	Shares. No Class A Ordinary Share will be issued for a price which is lower than its par value, and the Company will have sufficient authorised but unissued shares to issue each Class A Ordinary Share.

Schedule 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2	Public Records. Records reviewed by us may not be complete for various reasons. In particular you should note that:

(a)	in special circumstances the court may order the sealing of the court record, which would mean that a record of the court action would not appear on the High Court register;

(b)	failure to file notice of appointment of a receiver with the Registry does not invalidate the receivership but merely gives rise to penalties on the part of the receiver;

(c)	a liquidator of a British Virgin Islands company has 14 days after their appointment within which they must file notice of their appointment at the Registry; and

(d)	although amendments to the memorandum and articles of association of a company are normally effective from the date of registration with the Registry, it is possible for a British Virgin Islands court to order that they be treated as being effective from an earlier date, and searches would not reveal the amendments until the court order was subsequently filed, and accordingly our searches would not indicate such issues.

3	Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

4	Meaning of Non-Assessable. In this opinion the phrase non-assessable means, with respect to the issuance of the shares, that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

5	Good Standing. To maintain the Company in good standing under the laws of the British Virgin Islands, it must pay its annual licence fees to the Registrar of Corporate Affairs, and comply with its mandated statutory obligations.

6	Economic Substance. We have undertaken no enquiry and express no view as to the compliance of the Company with the Economic Substance (Companies and Limited Partnerships) Act, Revised Edition 2020.

Annex

Director’s Certificate

TJGC GROUP LIMITED

incorporated in the British Virgin Islands

Company No. 2098532

(the Company)

Director’s Certificate

This certificate is given by the undersigned in his/her capacity as a duly authorised director of the Company to Harney Westwood & Riegels in connection with a legal opinion in relation to the Company (the Legal Opinion). Capitalised terms used in this certificate have the meaning given to them in the Legal Opinion.

1	Harney Westwood & Riegels may rely on the statements made in this certificate as a basis for the Legal Opinion.

2	I, the undersigned, am a director of the Company duly authorised to issue this certificate. Under the constitutional documents of the Company, the business and affairs of the Company are conducted by the board of directors of the Company.

3	I, the undersigned, confirm in relation to the Company that:

(a)	the amended and restated memorandum and article of association of the Company as adopted by minutes of the meeting of the shareholders of the Company dated 7 August 2026 and filed on 12 August 2026 (the Amended and Restated Memorandum and Articles of Association) remain in full force and effect and are otherwise unamended;

(b)	the unanimous written resolutions of the board of directors of the Company dated 27 August 2026 were executed by all the directors in the manner prescribed in the Amended and Restated Memorandum and Articles of Association, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;

(c)	the Class A Ordinary Shares, when issued and paid for in accordance with the terms described in the Registration Statement, will be validly issued as fully paid shares; and

(d)	there is no contractual or other prohibition (other than as arising under British Virgin Islands law) binding on the Company prohibiting it from allotting and issuing the Class A Ordinary Shares or otherwise performing its obligations under the Registration Statement.

You may assume that all of the information in this certificate remains true and correct unless and until you are notified otherwise in writing.

[Signature page to follow]

/s/ Guo Bin	27 August 2026
Name: GUO BIN Director	Date:

/s/ TIAN KE	27 August 2026
Name: TIAN KE Director	Date:

/s/ LIN JUNTENG	27 August 2026
Name: LIN JUNTENG Director	Date:

/s/ YANG JUAN	27 August 2026
Name: YANG JUAN Director	Date:

/s/ WU YI	27 August 2026
Name: WU YI Director	Date: